UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2019

BED BATH & BEYOND INC.

(Exact name of registrant as specified in its charter)

New York	0-20214	11-2250488
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

650 Liberty Avenue, Union, New Jersey 07083

(Address of principal executive offices) (Zip Code)

(908) 688-0888

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $.01 par value	BBBY	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2019, the Board of Directors (the “Board”) of Bed Bath & Beyond Inc. (the “Company”) appointed Mark J. Tritton as the President and Chief Executive Officer of the Company, effective as of November 4, 2019 (the “Effective Date”). Mr. Tritton, 55, has served as Executive Vice President and Chief Merchandising Officer of Target Corporation since June 2016. Prior to Target Corporation, Mr. Tritton served as President of Nordstrom Product Group, of Nordstrom Inc., a fashion specialty retailer, from June 2009 to June 2016. The Company issued a press release on October 9, 2019 announcing Mr. Tritton’s appointment, a copy of which is attached as Exhibit 99.1 hereto.

Pursuant to the employment agreement between the Company and Mary A. Winston, the Company’s current Interim Chief Executive Officer, Ms. Winston will step down as the Company’s Interim Chief Executive Officer on the Effective Date. Ms. Winston will continue to serve as a member of the Board.

In connection with Mr. Tritton’s appointment as the President and Chief Executive Officer of the Company, the Company simultaneously entered into an employment agreement (the “Employment Agreement”) with Mr. Tritton, effective as of the Effective Date. The Employment Agreement and the compensation package contained therein were approved by the Compensation Committee of the Board (the “Committee”), which worked with its independent compensation consultant to design a competitive compensation framework that aligns with the compensation design pillars described in the Company’s 2019 proxy statement. The key terms of the Employment Agreement are as follows:

•	Term. The Employment Agreement has an initial term of three years commencing on the Effective Date (the “Initial Term”). After the expiration of the Initial Term, the Employment Agreement automatically renews on an annual basis until either party provides 90 days’ notice of intent not to renew.

•	Cash Compensation. Mr. Tritton’s annual base salary will equal $1,200,000, and, beginning in fiscal year 2020, he will be eligible to receive a target annual bonus of 150% of his base salary, with a maximum bonus opportunity of 225% of his base salary, to be earned based upon the achievement of performance objectives to be determined by the Committee. For fiscal year 2019, Mr. Tritton will be eligible to receive a target annual bonus of $750,000, to be earned based upon the achievement, between the Effective Date and the end of fiscal year 2019, of performance objectives as communicated by the Committee to Mr. Tritton.

•	Long-Term Equity Incentives. In fiscal year 2020, Mr. Tritton will be eligible to receive a long-term, performance-based equity incentive award with a target value at grant of $7,000,000 and a maximum value at grant of $10,500,000 (the “LTI Awards”), under the Company’s 2012 Incentive Compensation Plan (“2012 Plan”) or the Company’s 2018 Incentive Compensation Plan (“2018 Plan”). These target and maximum award values will be reviewed annually for adjustment by the Compensation Committee in its sole discretion for performance-based equity incentive awards to be granted after fiscal year 2020. The performance criteria for LTI Awards will be determined by the Committee in its sole discretion, and the LTI Awards will be subject to the terms and conditions of the 2012 Plan or the 2018 Plan and any applicable award agreements.

•	Benefits. Mr. Tritton will be eligible to participate in the Company’s employee benefit plans, policies and arrangements applicable to other executive officers generally, and will be eligible for certain benefits specified in the Employment Agreement, including home buyout and relocation assistance in connection with his relocation to the New York metropolitan area, financial planning and an automobile allowance.

•	Inducement Awards.

•	Cash. On the Company’s first payroll date following the Effective Date, Mr. Tritton will receive a one-time sign-on inducement cash award of $500,000. On March 13, 2020, subject, in general, to Mr. Tritton’s continued employment with the Company through such date, Mr. Tritton will also receive a make-whole cash bonus of $710,000 (the “Make-Whole Cash Bonus”).

•	Equity-Based. As an inducement material to his entering into the Employment Agreement and commencing employment with the Company, Mr. Tritton will be granted the following inducement equity awards on the Effective Date:

•	On the Effective Date, Mr. Tritton will receive an inducement award in the form of time-vesting restricted stock units (“RSUs”) equal in value to $500,000 on the Effective Date (the “Sign-On RSU Award”). The Sign-On RSU Award will vest on November 4, 2020, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date. On the Effective Date, Mr. Tritton will also receive an inducement award in the form of RSUs equal in value to $6,900,000 on the Effective Date (the “Make-Whole RSU Award”). The RSUs granted pursuant to the Make-Whole RSU Award will vest as follows: (i) RSUs with a value at grant of $3,500,000 will vest on March 31, 2020; (ii) RSUs with a value at grant of $1,700,000 will vest on September 30, 2020; and (iii) RSUs with a value at grant of $1,700,000 will vest on March 31, 2021, in each case subject, in general, to Mr. Tritton remaining in the Company’s employ through the applicable vesting date.

•	On the Effective Date, Mr. Tritton will also receive an inducement award in the form of performance stock units (“PSUs”) equal in value to $3,500,000 on the Effective Date (the “Make-Whole PSU Award”). The Make-Whole PSU Award will vest, if at all, based on the level of attainment of performance objectives that will be mutually set by the Committee and Mr. Tritton prior to the Effective Date. In the event that the Committee and Mr. Tritton are unable to agree on the performance goals that will be applicable to the Make-Whole PSU Award prior to the Effective Date, in lieu of receiving the Make-Whole PSU Award, Mr. Tritton will be granted RSUs equal in value at grant to $3,500,000 on the Effective Date (the “Alternate RSU Award”). If granted, the Alternate RSU Award will vest on November 4, 2021, subject, in general, to Mr. Tritton remaining in the Company’s employ through the vesting date.

The Make-Whole RSU Award, Make-Whole PSU Award and Make-Whole Cash Bonus are intended to replace certain equity and other incentive awards that were forfeited by Mr. Tritton upon his resignation from Target Corporation. The number of RSUs subject to the Sign-On RSU Award and the Make-Whole RSU Award, and the target number of PSUs subject to the Make-Whole PSU Award (or number of RSUs subject to the Alternate RSU Award, if applicable) on the Effective Date will be calculated based on the volume-weighted average closing per-share trading price of Company common stock over the twenty trading day period ending immediately prior to the Effective Date. The equity-based inducement awards discussed above will be issued outside of the 2012 Plan and the 2018 Plan, in accordance with Nasdaq Listing Rule 5635(c)(4), but will be subject to substantially the same terms as awards made under such plans.

•	Termination due to Death or Disability. In the event of a termination of Mr. Tritton’s employment due to his death or disability, (i) the Sign-On RSU Award, the Make-Whole RSU Award, and the Alternate RSU Award, if applicable and to the extent not previously vested, will immediately vest in full, (ii) the Make-Whole PSU Award, if applicable and to the extent not previously vested, will immediately vest in full at 100% of target level of performance, and (iii) the Company will pay Mr. Tritton (or his estate) the Make-Whole Cash Bonus and the annual bonus for 2019 fiscal year, to the extent not previously paid, within 30 days of such date (collectively, the “Inducement Award Acceleration”). Mr. Tritton (or his estate or legal representative) is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of the payments and accelerated vesting described in the Employment Agreement following a termination of his employment due to death or disability.

•	Termination without Cause or for Good Reason. The Employment Agreement provides that if the Company terminates Mr. Tritton’s employment other than for “cause,” or in the event Mr. Tritton terminates with “good reason,” in each case, not in connection with a “change in control” (as defined in the 2018 Plan), then in addition to Inducement Award Acceleration, Mr. Tritton will receive severance pay equal to the sum of two times Mr. Tritton’s base salary and his target annual bonus (payable over the 24 months following his termination date), any earned but unpaid annual bonus for the year prior to the year of termination, and up to 24 months of COBRA benefits at active employee rates. Severance pay will be paid in accordance with normal payroll. The definitions of “cause” and “good reason” are set forth in the Employment Agreement.

If the Company terminates Mr. Tritton’s employment other than for “cause,” or in the event Mr. Tritton terminates with “good reason,” in each case, within 30 days prior to, or two years following, a “change in control” (as defined in the 2018 Plan), then Mr. Tritton will receive the entitlements described in the preceding paragraph, except that the severance pay will be paid in lump sum, Mr. Tritton’s other outstanding time-based equity awards will immediately vest in full, and any other outstanding performance-based equity awards will vest, based on actual performance and prorated based on the number of days during the applicable performance period that Mr. Tritton remained employed by the Company, at the time that such awards would have otherwise vested had Mr. Tritton remained employed up to the vesting date. Mr. Tritton is required to deliver a formal release of all claims prior to, and as a condition of, his receipt of any of the severance payments, accelerated vesting, and other post-employment benefits described in the Employment Agreement.

•	Restrictive Covenants. The Employment Agreement also provides for non-competition, non-solicitation and non-interference during the term of employment and for two years thereafter, and non-disparagement and confidentiality during the term of employment and surviving the end of the term of employment.

The foregoing description of the Employment Agreement in this Current Report on Form 8-K is a summary of, and is qualified in its entirety by, the terms of the Employment Agreement. A copy of the Employment Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between the Company and Mark J. Tritton (dated October 6, 2019)

99.1	Press Release issued by Bed Bath & Beyond Inc. on October 9, 2019

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BED BATH & BEYOND INC.
(Registrant)

Date: October 10, 2019	By:	/s/ Robyn M. D’Elia
Robyn M. D’Elia
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)